Exhibit 99.1

APTEVO THERAPEUTICS REPORTS 2024 FINANCIAL RESULTS AND

PROVIDES A BUSINESS UPDATE

100% of Patients Achieved Remission Within 30 Days in Cohort 1 of the Mipletamig RAINIER Dose Optimization Trial for Frontline AML Patients, Trial Enrollment Continues

Promising Data, including a 59% Stable Disease Rate, in ALG.APV-527 Phase 1 Trial for the Treatment of Multiple Solid Tumors Makes the Case for Continued Development of First-in-Class Anti-Cancer Agent

SEATTLE, WA – February 14, 2025 – Aptevo Therapeutics Inc. (Nasdaq: APVO), a clinical-stage biotechnology company focused on developing novel immune-oncology therapeutics based on its proprietary ADAPTIR® and ADAPTIR-FLEX® platform technologies, today reported financial results for the year ended December 31, 2024 and provided a business update.

Business Update

“2024 was a successful year for Aptevo, as we’ve demonstrated the power of our science and our commitment to advancing oncology care. From the remarkable progress of mipletamig in AML, where 100% of patients in Cohort 1 of the RAINIER study achieved remission within 30 days, to the positive Phase 1 outcomes for ALG.APV-527 in solid tumors, we are delivering on the promise of our bispecifics to transform patient outcomes. These achievements are not just milestones—they’re a testament to the ingenuity, dedication, and passion of our team. With every success, we are reinforcing Aptevo’s position as a leader in the development of bispecific anti-cancer agents,” said Marvin White, President and CEO of Aptevo. “ The bottom line is that armed with the data and momentum of 2024, Aptevo is well poised for growth in 2025.”

Mipletamig AML bispecific highlights:

Launched RAINIER, a dose optimization trial evaluating mipletamig in combination with venetoclax and azacitidine, the standard of care in frontline acute myeloid leukemia (AML) patients who are unfit to receive intensive high dose chemotherapy. RAINIER results reported to date include:

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100% of patients in Cohort 1 of the trial achieved remission within 30 days
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One patient experienced complete remission with minimal residual disease (MRD)-negative status (100% elimination of cancer cells)
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Favorable safety profile consistent with prior trials, showing limited incidences of cytokine release syndrome (CRS), a common and often dose limiting side effect seen in similar therapies

These results build on data from prior results, including:

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Phase 1b dose expansion combination therapy trial in which 100% of frontline patients also achieved remission (Remission = complete remission (CR) and, complete remission with blood markers that have not yet recovered (CRi))
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Phase 1a dose escalation monotherapy trial in which 36% of evaluable patients experienced substantial leukemic blast reduction to a clinical meaningful degree compared to baseline (range of 17% to 88% reduction), providing evidence of the pharmacodynamic effect of the drug

The Company anticipates providing multiple data readouts in 2025 and to present results at the American Society of Hematology meeting in the fourth quarter.

ALG.APV-527 solid tumor bispecific highlights:

Completed a readout from our ALG.APV-527 Phase 1 dose escalation study evaluating the drug for the treatment of multiple solid tumor types likely to express tumor antigen 5T4. ALG.APV-527 is being developed in partnership with Alligator Bioscience.

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Key trial data:
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10 of 17 efficacy evaluable patients (59%) achieved stable disease
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The longest duration of stable disease was in a breast cancer patient who entered the study with progressive disease, achieved stable disease and remained on study for >12 months. This patient successfully transitioned to a higher dose level twice
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One colon cancer patient achieved stable disease for more than six months
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One prostate cancer patient has been on study for at least four months and remains in stable disease
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Safety results include limited incidence, and no severe cases of liver toxicity, a common and often dose limiting side effect seen in similar treatments
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The data was presented at both the European Society for Medical Oncology Congress and the Society for Immunotherapy of Cancer Conference in 2024

"We are thrilled with the Cohort 1 RAINIER trial results that, taken together with data from our previously completed trials, demonstrate mipletamig’s potential as a transformative therapy for the treatment of frontline AML in combination with standard of care venetoclax and azacitidine. Seeing all Cohort 1 patients achieve remission within 30 days, including a patient that reached MRD-negative status, is a testament to the strength of our science and commitment to addressing this devastating disease. These outcomes build on favorable data from our earlier trials, including monotherapy results where 36% of evaluable patients experienced substantial leukemic blast reduction to a clinically meaningful degree in a single agent setting, demonstrating clinical impact for patients. Together, these results reinforce our mission to develop innovative, life-changing treatments for patients in need," said Dirk Huebner, MD, Chief Medical Officer at Aptevo. “We are also pleased with the progress of the ALG.APV-527 clinical program. Of note, ALG.APV-527 treatment was not associated with serious liver toxicities, which can be treatment limiting and are commonly seen in similar drugs. We believe this safety feature could provide significant differentiation among competitors. We also believe this drug has the potential to impact patients in large patient populations that are significantly underserved by available treatment options.”

About Mipletamig and RAINIER

Aptevo's wholly owned lead proprietary drug candidate, mipletamig, targeting AML, MDS and other leukemias, is differentiated by design to redirect the immune system of the patient to destroy leukemic cells and leukemic stem cells expressing the target antigen CD123, which is a compelling target for AML due to its overexpression on leukemic stem cells and AML blasts. This antibody-like recombinant protein therapeutic is designed to engage both leukemic cells and T cells of the immune system and bring them closely together to trigger the destruction of leukemic cells. Mipletamig is purposefully designed to reduce the likelihood and severity of CRS by use of a unique CD3 binding domain derived from CRIS-7 vs. the CD3 binding domain used by competitors (which is derived from SP34). Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. Mipletamig has been evaluated in over 100 patients to date. RAINIER, Aptevo's Phase 1b/2 frontline AML program, was initiated in 3Q24 and is ongoing.

RAINIER, a frontline AML study, is a two part Phase 1b/2 trial. Part one is an ongoing dose optimization, multi-center, multi-cohort, open label study of up to 39 patients who are being treated across five dose levels ranging from 9 mcg - 140 mcg in combination with venetoclax and azacitidine Subjects will be adults aged 18 or older, newly diagnosed with AML who are not eligible for intensive induction chemotherapy. Phase 1b consists of 28-day cycles of treatment in five sequential cohorts. RAINIER will be conducted in two parts. First, a Phase 1b dose optimization study in frontline AML patients followed by a Phase 2 study.

About ALG.APV-527 and The Phase 1 Dose Escalation Trial

ALG.APV-527 is a bispecific conditional 4-1BB agonist, only active upon simultaneous binding to 4-1BB and 5T4. This has the potential to be clinically important because 4-1BB can stimulate the immune cells (antitumor-specific T cells and NK cells) involved in tumor control, making 4-1BB a particularly compelling target for cancer immunotherapy. 5T4 is an oncofetal tumor associated antigen overexpressed on numerous solid tumors including non-small-cell lung carcinoma (NSCLC), breast, head and neck, cervical, renal, gastric, and colorectal cancer.

The ALG.APV-527 Phase 1 trial was a multi-center, multi-cohort, open-label dose-escalation trial that involved the administration of ALG.APV-527 in up to six escalating dose levels. The trial enrolled adult patients with multiple solid tumor types/histologies likely to express the 5T4 antigen. ALG.APV-527 will be given intravenously once every two weeks. The trial is assessing the safety and tolerability, pharmacokinetics, pharmacodynamics and preliminary anti-tumor activity of ALG.APV-527.

2024 Summary Financial Results

Cash Position: Aptevo had cash and cash equivalents as of December 31, 2024, totaling $8.7 million.

Research and Development Expenses: Research and development expenses decreased by $2.7 million, from $17.1 million for the year ended December 31, 2023 to $14.4 million for the year ended December 31, 2024. The decrease was primarily due to lower preclinical spending and lower mipletamig trial costs as we concluded our Phase 1b dose expansion study and initiated the Phase 1b/2 dose optimization study in Q3 of 2024.

General and Administrative Expenses: General and administrative expenses decreased by $1.6 million, from $11.8 million for the year ended December 31, 2023 to $10.2 million for the year ended December 31, 2024. The decrease is primarily due to lower employee and consulting costs.

Other Income (Expense) Net:

Other Income from Continuing Operations, Net consists of other income, net of $0.5 million for the year ended December 31, 2024 and other income, net of $0.6 million for the year ended December 31, 2023. The change was primarily due to lower interest income from our money market funds.

Gain Related to Sale of Non-Financial Asset consists of a $9.7 million gain recorded in 2023 related to the sale of all of the deferred payments and a portion of the milestone payments from Medexus to XOMA.

Discontinued Operations: Income from discontinued operations was $1.2 million for the year ended December 31, 2023, which related to contingent gain consideration from previous discontinued operations.

Net Income (Loss): Aptevo had a net loss of $24.1 million or $87.38 per share for the year ended December 31, 2024, compared to a net loss of $17.4 million or $2,316.83 per share for the corresponding period in 2023.

Aptevo Therapeutics Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,714	$16,904
Prepaid expenses	1,689	1,473
Other current assets	256	689
Total current assets	10,659	19,066
Property and equipment, net	543	895
Operating lease right-of-use asset	4,389	4,881
Total assets	$15,591	$24,842
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$3,053	$3,984
Accrued compensation	1,856	2,098
Other current liabilities	1,298	1,142
Total current liabilities	6,207	7,224
Other long-term liabilities	—	—
Operating lease liability	4,629	5,397
Total liabilities	10,836	12,621

Stockholders' equity:
Preferred stock: $0.001 par value; 15,000,000 shares authorized, zero shares issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; 1,458,443 and 11,958 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	84	61
Additional paid-in capital	252,248	235,607
Accumulated deficit	(247,577)	(223,447)
Total stockholders' equity	4,755	12,221
Total liabilities and stockholders' equity	$15,591	$24,842

Aptevo Therapeutics Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	For the Year Ended December 31,
	2024	2023
Operating expenses:
Research and development	$(14,378)	$(17,107)
General and administrative	(10,224)	(11,771)
Loss from operations	(24,602)	(28,878)
Other income:
Other income from continuing operations, net	472	578
Gain related to sale of non-financial asset	—	9,650
Net loss from continuing operations	$(24,130)	$(18,650)
Discontinued operations:
Income from discontinued operations	$—	$1,239
Net loss	$(24,130)	$(17,411)

Basic and diluted net loss per share from continuing operations:
Basic	$(87.38)	$(2,481.70)
Diluted	$(87.38)	$(2,481.70)
Basic and diluted net loss per share:
Basic	$(87.38)	$(2,316.83)
Diluted	$(87.38)	$(2,316.83)
Shares used in calculation:
Basic	276,137	7,515
Diluted	276,137	7,515

About Aptevo Therapeutics

Aptevo Therapeutics Inc. (Nasdaq: APVO) is a clinical-stage biotechnology company focused on developing novel bispecific immunotherapies for the treatment of cancer. The Company has two clinical candidates. Mipletamig is currently being evaluated in RAINIER, a two part Phase 1b/2 trial for the treatment of frontline acute myeloid leukemia in combination with standard-of-care venetoclax + azacitidine. Mipletamig has received orphan drug designation ("orphan status") for AML according to the Orphan Drug Act. ALG.APV-527, a bispecific conditional 4-1BB agonist, only active upon simultaneous binding to 4-1BB and 5T4, is being co-developed with Alligator Bioscience and is being evaluated in a Phase 1 clinical trial for the treatment of multiple solid tumor types likely to express 5T4. The Company has three pre-clinical candidates with different mechanisms of action designed to target a range of solid tumors. All pipeline candidates were created from two proprietary platforms, ADAPTIR® and ADAPTIR-FLEX®. The Aptevo mission is to improve treatment outcomes and transform the lives of cancer patients. For more information, please visit www.aptevotherapeutics.com.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including, without limitation, Aptevo’s expectations about the activity, efficacy, safety, tolerability and durability of its therapeutic candidates and potential use of any such candidates, including in combination with other drugs, as therapeutics for treatment of disease, its expectations regarding the effectiveness of its ADAPTIR and ADAPTIR-FLEX platforms, statements related to the progress of Aptevo’s clinical programs, including statements related to anticipated clinical and regulatory milestones, whether further study of mipletamig in a Phase 1b dose optimization trial focusing on multiple doses of mipletamig in combination with venetoclax + azacitidine on a targeted patient population will continue to show remissions, let alone at a rate of 100%, whether Aptevo’s final trial results will vary from its earlier assessment, whether Aptevo’s strategy will translate into an improved overall survival in AML, especially among patient subgroups with poor prognosis, whether further study of ALG.APV-527 across multiple tumor types will continue to show clinical benefit, the possibility and timing of interim data readouts for ALG.APV-527, statements related to Aptevo’s cash position and balance sheet, statements related to Aptevo’s ability to generate stockholder value, whether Aptevo will continue to have momentum in its business in the future, and any other statements containing the words “may,” “continue to,” “believes,” “knows,” “expects,” “optimism,” “potential,” “designed,” “promising,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on Aptevo’s current intentions, beliefs, and expectations regarding future events. Aptevo cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from Aptevo’s expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement.

There are several important factors that could cause Aptevo’s actual results to differ materially from those indicated by such forward-looking statements, including a deterioration in Aptevo’s business or prospects; further assessment of preliminary or interim data or different results from later clinical trials; adverse events and unanticipated problems, adverse developments in

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clinical development, including unexpected safety issues observed during a clinical trial; and changes in regulatory, social, macroeconomic and political conditions. For instance, actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties inherent in the results of preliminary or interim data and preclinical studies being predictive of the results of later-stage clinical trials, initiation, enrollment and maintenance of patients, and the completion of clinical trials, the availability and timing of data from ongoing clinical trials, the trial design includes combination therapies that may make it difficult to accurately ascertain the benefits of mipletamig, expectations for the timing and steps required in the regulatory review process, expectations for regulatory approvals, the impact of competitive products, our ability to enter into agreements with strategic partners or raise funds on acceptable terms or at all and other matters that could affect the availability or commercial potential of Aptevo’s product candidates, business or economic disruptions due to catastrophes or other events, including natural disasters or public health crises such as the coronavirus (referred to as COVID-19), geopolitical risks, including the current war between Russia and Ukraine and the war between Israel and Hamas, and macroeconomic conditions such as economic uncertainty, rising inflation and interest rates, continued market volatility and decreased consumer confidence. These risks are not exhaustive, Aptevo faces known and unknown risks. Additional risks and factors that may affect results are set forth in Aptevo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent reports on Form 10-Q and current reports on Form 8-K. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from Aptevo’s expectations in any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, Aptevo does not assume any obligation to update any forward-looking statement to reflect new information, events, or circumstances.

CONTACT:
Miriam Weber Miller

Head, Investor Relations & Corporate Communications

Aptevo Therapeutics

Email: IR@apvo.com or Millerm@apvo.com

Phone: 206-859-6628

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